Exhibit 99.1

AMC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$3,015,102	$358,887
Accounts receivable	10,690	54,302
Accounts receivable - related party	958,971	190,168
Inventories, net	1,303,389	3,555,876
Prepaid expenses	93,750	100,912
Other receivable	77,697	125,000
Other receivable - related party, net	262,091	1,959,842
Prepayment	17,164	-
Prepayment - related party - current	45,000	-
Advance to suppliers	31,469	5,049
Stock subscription receivable - related party	-	-
Deferred offering cost	540,204	233,339
Promissory note receivable	1,272,419	623,449
Note receivable - shareholder	-	15,862
Total current assets	7,627,946	7,222,686

Prepayment - related party - noncurrent	36,844	126,965
Right-of-use asset	113,901	-
TOTAL ASSETS	$7,778,691	$7,349,651

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities
Accounts payable	$913	$-
Accounts payable - related party	-	8,543,243
Accrued and other liabilities	469,962	219,815
Tax payable	6,620	6,673
Other payable - related party	8,533	6,269
Short term loan	-	821,982
Warranty liabilities - current portion	81,625	69,010
Lease liability - current portion	56,588	-
PIPE financing fund received in advance	4,000,000	-
Total current liabilities	4,624,241	9,666,992

Warranty liabilities - noncurrent	19,818	14,274
Lease liability - noncurrent	67,379	-
TOTAL LIABILITIES	4,711,438	9,681,266

Stockholders’ equity/(deficit)
Ordinary shares, $0.01 par value, 10,000,000 shares authorized, 8,228,571 shares issued and outstanding as of September 30, 2025 and 8,000,000 December 31, 2024	82,286	80,000
Additional paid-in capital	5,062,413	64,699
Accumulated deficits	(2,071,448)	(2,470,588)
Accumulated other comprehensive loss	(5,998)	(5,726)
Total stockholders’ equity/(deficit)	3,067,253	(2,331,615)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$7,778,691	$7,349,651

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AMC CORPORATION

UNAUDTIED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product revenue	$285,785	$2,415,738	$2,256,901	$5,903,804
Product revenue - related party	212,992	-	359,781	-
Revenue share – related party	999,253	743,289	2,071,148	2,106,668
Total Revenues	1,498,030	3,159,027	4,687,830	8,010,472
COST OF REVENUES
E-commerce platform expenses	(82,322)	(662,569)	(651,339)	(1,594,637)
Product cost	(305,306)	(2,425,408)	(2,051,567)	(4,799,054)
Delivery and freight cost	(5,368)	(72,881)	(38,904)	(160,898)
Inventory impairment losses	(51,933)	(22,006)	(138,006)	(946,477)
Total Cost of Revenues	(444,929)	(3,182,864)	(2,879,816)	(7,501,066)
Gross Profit/(Loss)	1,053,101	(23,837)	1,808,014	509,406

OPERATING EXPENSES
General and administrative expenses	(330,139)	(663,277)	(1,931,788)	(1,540,053)
Reversal/(provision) for credit losses - related party	-	72,470	-	(279,712)
Sales and marketing expenses	(39,622)	(483,093)	(651,841)	(1,527,953)
Research and development expenses	-	(33,158)	(23,832)	(196,299)
Total Operating Expenses	(369,761)	(1,107,058)	(2,607,461)	(3,544,017)

INCOME/(LOSS) FROM OPERATIONS	683,340	(1,130,895)	(799,447)	(3,034,611)

OTHER INCOME (EXPENSES)
Other income - related party	-	392,578	1,217,586	1,021,815
Other income/(expense), net	24,230	35,653	13,552	35,382
Interest income	53	200	501	201
Interest expense - related party	-	-	-	(18,999)
Interest expense	33	-	(24,551)	-
Total Other Income, Net	24,316	428,431	1,207,088	1,038,399
INCOME/(LOSS) BEFORE INCOME TAX	707,656	(702,464)	407,641	(1,996,212)
Income tax expense	(2,427)	(3,433)	(8,501)	(7,494)
NET INCOME/(LOSS)	$705,229	$(705,897)	$399,140	$(2,003,706)
Other comprehensive loss	(99)	(202)	(272)	(83)
TOTAL COMPREHENSIVE INCOME/(LOSS)	$705,130	$(706,099)	$398,868	$(2,003,789)

NET INCOME/(LOSS) PER SHARE: BASIC	$0.09	$(0.09)	$0.05	$(0.25)
NET INCOME/(LOSS) PER SHARE: DILUTED	$0.09	$(0.09)	$0.05	$(0.25)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	8,228,571	8,000,000	8,082,051	8,000,000
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	8,228,571	8,000,000	8,082,051	8,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AMC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

	Ordinary Shares		Additional		Accumulated Other Comprehensive
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficits	Income / (Loss)	Total
Balance at January 1, 2024	8,000,000	$80,000	$64,699	$(1,693,627)	$(5,999)	$(1,554,927)
Net loss	-	-	-	(556,454)	-	(556,454)
Other comprehensive income	-	-	-	-	83	83
Balance at March 31, 2024	8,000,000	$80,000	$64,699	$(2,250,081)	$(5,916)	$(2,111,298)
Net loss	-	-	-	(741,356)	-	(741,356)
Other comprehensive income	-	-	-	-	36	36
Balance at June 30, 2024	8,000,000	$80,000	$64,699	$(2,991,437)	$(5,880)	$(2,852,618)
Net loss	-	-	-	(705,897)	(202)	(706,099)
Balance at September 30, 2024	8,000,000	$80,000	$64,699	$(3,697,334)	$(6,082)	$(3,558,717)

	Ordinary Shares		Additional	Accumulated	Accumulated Other
	Number of Shares	Amount	Paid-in Capital	Earnings/ (Deficits)	Comprehensive Loss	Total
Balance at January 1, 2025	8,000,000	$80,000	$64,699	$(2,470,588)	$(5,726)	$(2,331,615)
Net loss	-	-	-	(77,177)	-	(77,177)
Other comprehensive loss	-	-	-	-	(110)	(110)
Balance at March 31, 2025	8,000,000	$80,000	$64,699	$(2,547,765)	$(5,836)	$(2,408,902)
Common stock	228,571	2,286	4,997,714			5,000,000
Net loss	-	-	-	(228,912)	-	(228,912)
Other comprehensive loss	-	-	-	-	(63)	(63)
Balance at June 30, 2025	8,228,571	$82,286	$5,062,413	$(2,776,677)	$(5,899)	$2,362,123
Net income	-	-	-	705,229	-	705,229
Other comprehensive loss	-	-	-	-	(99)	(99)
Balance at September 30, 2025	8,228,571	$82,286	$5,062,413	$(2,071,448)	$(5,998)	$3,067,253

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

AMC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$399,140	$(2,003,706)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Provision for credit losses - related party	-	279,712
Provision for warranty	18,560	48,544
Inventory impairment losses	138,006	946,477
Non-cash lease expense	63,944	-
Changes in operating assets and liabilities:
Accounts receivable	43,612	(56,499)
Accounts receivable - related party	(768,803)	(9,185)
Inventories, net	2,114,481	(342,530)
Prepaid expenses	7,162	(79,463)
Other receivable	(7,697)	(70,000)
Other receivable - related party, net	1,697,751	544,195
Advance to suppliers	(26,420)	(17)
Due from shareholder	-	366,609
Prepayment	(17,164)	-
Prepayment - related party (current and non-current)	45,121	1,129
Accounts payable	913	(422)
Accounts payable - related party	(8,543,243)	2,170,392
Accrued and other liabilities	(56,718)	102,360
Tax payable	(53)	(12,136)
Other payable - related party	2,264	2,015
Warranty liabilities - current portion	(5,945)	(51,073)
Warranty liabilities - noncurrent	5,544	11,325
Lease liability	(53,878)	-
Net cash (used in) /provided by operating activities	$(4,943,423)	$1,847,727

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of note receivable – shareholder	-	(532,203)
Repayment of note receivable - shareholder	15,862	500,000
Issuance of promissory note receivable	(593,970)	(456,000)
Net cash used in investing activities	$(578,108)	$(488,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering cost	-	(150,000)
Capital contribution	5,000,000	80,000
PIPE fund received in advance	4,000,000	-
Proceeds from note payable - related party	-	1,353,700
Repayment of note payable - related party	-	(2,171,162)
Repayment of short-term loan	(821,982)	-
Net cash provided by / (used in) operating activities	$8,178,018	$(887,462)

Effect of changes of foreign exchange rate on cash and cash equivalent	(272)	(83)

Net increase in cash and cash equivalents	2,656,215	471,979
Cash and cash equivalents - beginning of the period	358,887	127,800
Cash and cash equivalents - end of the period	$3,015,102	$599,779

Supplemental Cash Flow Disclosures
Cash paid for interest expenses	$17,605	$24,453
Cash paid for income taxes	$1,362	$104,282

NON-CASH INVESTING AND FINANCING ACTIVITIES
Right-of-use asset obtained in exchange for lease obligation	$168,418	$-
Unpaid deferred offering cost	$306,865	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AMC CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

Description of Business

AMC Corporation (hereinafter referred to as “the Company” or “AMC”) was incorporated under the laws of the State of Washington on October 21, 2021. The Company’s product portfolio includes YI dome guard, home camera, and outdoor camera, designed for residential homes and small businesses. The Company operates by acquiring security cameras from suppliers in Asia and subsequently retailing them through e-commerce platforms across the United States, Canada, and Europe.

Business combination (the “Merger”)

On August 16, 2024, the Company entered into a Business Combination Agreement (the “BCA”) with AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC”). In June 2025, the Company amended the BCA to increase the enterprise value from $175,000,000 to $180,000,000 and extended the termination date from June 30, 2025 to December 31, 2025. As a result of the Business Combination, SPAC will become a Delaware corporation, the shareholder of the Company will become a shareholder of SPAC, and the Company will become a wholly owned subsidiary of SPAC.

Contractual arrangements with variable interest entities (“VIEs”)

The e-commerce online stores for the respective regions are operated under the entities Shanghai Xiaoyun Technology Limited (“Xiaoyun”) and Kunshan Yishijue Technology Limited (“Yishijue”). These entities have authorized the Company to utilize their e-commerce platform accounts free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). The Authorization Agreement with Xiaoyun and Yishijue will continue until the existing inventory of AMC’s products is sold, upon which it will be terminated.

Two nominal individuals hold shares of Yishijue and Xiaoyun on behalf of Sean Da, the Company’s majority shareholder. However, Sean controls the primary economic activities of these two entities, such as the authorization or transfer of online stores on e-commerce platforms to AMC.

Yishijue has no business operations other than owning the online stores it authorizes the Company to use. It had no revenue since inception and only incurred general administrative, finance expenses, and interest expense for the three and nine months ended September 30, 2025 and 2024.

Xiaoyun was founded in July 2020 to provide services for applying for patents and intellectual properties (IP). It ceased its services at the end of 2022 and has not generated any revenue since then. Xiaoyun has no plans to continue operating its original business to provide patent and IP services or to start a new business in the future.

Consolidation Analysis

Entity being evaluated	Variable Interest	VIE?	Primary Beneficiary	Consolidation?
Kunshan Yishijue Technology Limited (“Yishijue”)	Authorization Agreement	Yes	AMC	Yes
Shanghai Xiaoyun Technology Limited (“Xiaoyun”)	Authorization Agreement	Yes	AMC	Yes

By-design Approach

The Company follows the guidance in Accounting Standards Codification (ASC) 810, Consolidation. Specifically, ASC 810-10-25-22D outlines the by-design approach for determining whether a legal entity should be consolidated as a Variable Interest Entity (VIE). This approach involves a two-step analysis to evaluate the nature and purpose of the legal entity, ensuring the appropriate treatment of variable interests.

Step 1:

Analyze the nature of the risks in the legal entity (ASC 810-10-25-24 through 25-25):

The first step requires identifying the risks associated with the legal entity. These risks could include operational, market, financial, or other factors that affect the variability in the legal entity’s performance and outcomes. The Company assesses these risks to understand how they contribute to variability in the legal entity’s financial structure.

The evaluated entities — Yishijue and Xiaoyun — have operational risks that create variability in their performance and outcomes.

Step 2:

Determine the purpose for which the legal entity was created and determine the variability (created by the risks identified in Step 1) the legal entity is designed to create and pass along to its interest holders (ASC 810-10-25-26 through 25-36):

The second step involves examining the legal entity’s intended purpose. This includes determining the variability the legal entity was designed to create and pass along to its interest holders. By identifying the specific risks and their intended transfer, the Company can assess whether its interests are variable and if consolidation is necessary.

Yishijue and Xiaoyun began passing along their operational risks to AMC upon signing the Authorization Agreement on AMC’s inception date, as neither entity engages in any business operations other than owning the online stores they authorized AMC to use. Therefore, the Authorization Agreements of both Yishijue and Xiaoyun are considered variable interests. Yishijue and Xiaoyun are variable interest entities.

Beneficiary Analysis

If the entity being evaluated is a VIE, The Company then follows the guidance under ASC 810-10-25-38A to determine the primary beneficiary of the VIE. The primary beneficiary is the reporting entity that is required to consolidate the VIE. Within the VIE model, the party that is determined to have a controlling financial interest is referred to as the primary beneficiary. The primary beneficiary is the variable interest holder that has both of the following criteria:

1)	Power to direct the activities of the entity that most significantly impact the entity’s economic performance (the power criterion)
2)	The obligation to absorb losses of the entity, or the right to receive benefits of the entity, which could be potentially significant to the entity (the economics criterion)

If a reporting entity determined to be the primary beneficiary of a VIE does not have an equity investment in the entity, the primary beneficiary must consolidate 100% of the balance sheet and income statement of the VIE and should generally apply consolidation procedures as if it were the parent in a typical parent-subsidiary relationship.

The operation of online stores is the most significant business activity influencing the economic performance of Yishijue and Xiaoyun. AMC has the authority to direct the operations of these stores in ways that most significantly impact their economic performance (power criterion). Additionally, AMC bears the obligation to absorb losses or has the right to receive benefits from the operations of online stores on the e-commerce platforms owned by Yishijue and Xiaoyun (economics criterion). Therefore, AMC is the primary beneficiary and must consolidate the financial statements of Yishijue and Xiaoyun.

Based on this assessment, the Company has consolidated Yishijue and Xiaoyun in its financial statements, reflecting their risk transfer structure and AMC’s controlling financial interest.

Accounting for Authorization Agreement

The values of the Amazon stores under Yishijue and Xiaoyun were deemed immaterial as of October 21, 2021. Consequently, these entities did not charge AMC any usage fees.

The authorization agreements by Yishijue and Xiaoyun are considered variable interests, and these two entities have been considered as variable interest entities (VIEs) since October 21, 2021. As a result, the Company has consolidated the financial statements of Yishijue and Xiaoyun. Therefore, the authorization agreements are essentially intercompany transactions that have been eliminated in consolidation.

The Authorization Agreement with Xiaoyun and Yishijue will remain in effect until the existing inventory of AMC’s products has been sold, at which time the agreements will be terminated. Once the Authorization Agreements are terminated, the two VIEs, Xiaoyun and Yishijue, will be deconsolidated from AMC’s financial statements, as the variable interests will no longer exist. AMC will operate the online stores on the e-commerce platforms independently. The two VIEs will no longer pass along risks or benefits to AMC, and AMC will no longer be the beneficiary of the two VIEs, as AMC will no longer control their economic performance.

Assets and liabilities of consolidated VIEs

The Company’s unaudited condensed consolidated financial statements include the assets, liabilities, equity and results of operations of VIEs for which the Company is the primary beneficiary. The following table summarizes the carrying amounts of these entities’ assets and liabilities included in the Company’s consolidated balance sheets at September 30, 2025 and December 31, 2024.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Current asset:
Other receivable from AMC	$-	$821,982
Other current asset	3,720	2,089
Total Asset	$3,720	$824,071
Current liability:
Short term bank loan	$-	$821,982
Other current liability	12,474	15,959
Total Liability	$12,474	$837,941

In November, 2024, Xiaoyun obtained a bank loan of 6 million RMB (equivalent to $821,982 as of December 31, 2024) from Hongkong and Shanghai Banking Corporation Bank (HSBC) with a six-month term and an interest rate of 8%. The loan proceeds were used to pay Senslab, AMC’s supplier, for inventory purchases on behalf of AMC. As a result, the primary current liability of the VIE Xiaoyun is this short-term bank loan and the primary current asset is the intercompany transaction “other receivable from AMC”. This intercompany receivable is eliminated against “other payable–related party” on AMC’s books in the unaudited condensed consolidated financial statements.

In April, 2025, Xiaoyun repaid the RMB 6 million loan in full to HSBC, including accrued interest, using payments received from AMC. As a result, the intercompany receivable and payable between Xiaoyun and AMC were settled in conjunction with the loan repayment.

Cash and asset transfer between AMC and VIEs

There were no cash or asset transfer between AMC and VIEs as of and for the nine months ended September 30, 2025 and 2024.

Risks in relation to the VIE structure

In the opinion of management, based on the legal opinion obtained from the Company’s local legal counsel, the ownership structures of the Company and its VIEs, do not and will not violate any applicable local laws, regulations, or rules currently in effect; the agreements among the Company, each of the VIEs and its nominee shareholders, governed by local laws, as described above, are valid, binding and enforceable in accordance with their terms and applicable local laws, rules, and regulations currently in effect, both currently and immediately after giving effect to the listing in capital market, and do not and will not violate any applicable local laws, regulations, or rules currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future local laws and regulations. Accordingly, if the local government finds that the contractual arrangements do not comply with its restrictions on foreign ownership of businesses, or if the local government otherwise finds that the Company and the VIEs are in violation of local laws or regulations or lack the necessary permits or licenses to operate the Company’s business, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of the Company;
●	discontinuing or restricting the operations;
●	imposing fines or confiscating any of VIEs’ income that they deem to have been obtained through illegal operations;
●	imposing conditions or requirements with which the Company’s subsidiaries or the VIEs may not be able to comply;
●	requiring the Company to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs;
●	restricting or prohibiting the Company’s use of the proceeds of overseas offering to finance the business and operations in these jurisdictions; or
●	taking other regulatory or enforcement actions that could be harmful to the business.

In June 2025, the Company issued 228,571 shares of its common stock to Kami for a total purchase price of $5,000,000. The proceeds were fully collected from Kami in July, 2025. On July 31, 2025, Sean Da transferred 345,714 shares of common stock to Smart Top Corporation Limited and 340,000 shares to ZKCam Technology Limited, each with a par value of $0.01 per share, as an irrevocable gift without receiving any consideration. These corporate restructurings did not cause the Company to lose its rights to direct the activities of the two VIEs. Sean Da remains the majority shareholder of the Company.

If the imposition of any of these penalties or requirement to restructure the Company’s corporate structure causes it to lose the rights to direct the activities of the two VIEs or the Company’s right to receive its economic benefits, the Company would no longer be able to consolidate the financial results of the two VIEs in its unaudited condensed consolidated financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments as necessary for the fair statement of the Company’s financial position as of September 30, 2025 and December 31, 2024, results of operations for the three and nine months and cash flows for the nine months ended September 30, 2025 and 2024. The consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements. The unaudited condensed consolidated financial statements and related disclosures have been prepared with the presumption that users of the unaudited condensed consolidated financial statements have read or have access to the audited consolidated financial statements for the preceding fiscal years. Accordingly, these financial statements should be read in conjunction with the audited consolidated financial statements and related footnotes for the year ended December 31, 2024. The accounting policies applied are consistent with those of the audited consolidated financial statements for the preceding fiscal year. Results for the nine months ended September 30, 2025 are not necessarily indicative of the results expected for the full fiscal year or for any future period.

The Company’s fiscal year-end date is December 31.

Variable interest entities

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its unaudited condensed consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights.

On AMC’s inception date, October 21, 2021, Yishijue and Xiaoyun authorized the Company to utilize their e-commerce platform accounts free of charge for a duration of five years. Through these contractual arrangements, the Company bears all risks of loss and is entitled to all benefits derived from Yishijue and Xiaoyun. In accordance with ASC 810-10-25-38A through 25-38J, the Company is the primary beneficiary of Yishijue and Xiaoyun. As a result, Yishijue and Xiaoyun are considered variable interest entities (“VIE”) of the Company, and their financial statements have been consolidated from the date control was established, October 21, 2021. The stockholders of Yishijue and Xiaoyun do not hold any kick-out rights that affect the consolidation determination.

Xiaoyun and Yishijue are expected to cease selling AMC’s products upon depletion of existing inventory by the end of 2025, at which time their Authorization Agreements will be terminated. The Company will reassess the accounting treatment following the termination of the Authorization Agreements.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and the two VIEs of Xiaoyun and Yishijue. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, allowance for credit losses, valuation of inventory, estimated replacement rates to calculate warranty liabilities and warranty expenses.

Foreign Currency and foreign currency translation

The Company’s reporting currency is U.S. dollars (“USD”). The functional currency for the two VIEs is Renminbi (“RMB”). The functional currency of AMC is U.S. dollars.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Foreign currencies received from the European and Canadian ecommerce platforms are translated into USD. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income or other expense.

The unaudited condensed consolidated financial statements of the Company are translated from the respective functional currencies into USD. Assets and liabilities are translated into USD using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into USD at the appropriate historical rates. Revenues, expenses, gains and losses are translated into USD using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive income as a component of shareholders’ equity.

Nine months ended September 30, 2025
Balance sheet, except for equity accounts	¥7.1207	RMB to $1 USD
Income statement and cash flows	¥7.2221	RMB to $1 USD

Year ended December 31, 2024
Balance sheet, except for equity accounts	¥7.2994	RMB to $1 USD
Income statement and cash flows	¥7.1887	RMB to $1 USD

Nine months ended September 30, 2024
Balance sheet, except for equity accounts	¥7.0181	RMB to $1 USD
Income statement and cash flows	¥7.1876	RMB to $1 USD

Cash and Cash Equivalents

Cash consists of cash in bank with no restrictions and highly liquid investments which are unrestricted as to withdrawal or use, and have remaining maturities of three months or less when initially purchased.

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

As of September 30, 2025 and December 31, 2024, the Company had cash balances of $3,015,102 and $358,887, respectively, and $nil cash equivalents for each reporting date. Please refer to “Concentration of credit risk” section for the credit risk of cash in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000.

Accounts receivable and Accounts receivable- related party

Accounts receivable is stated at the amount the Company expects to collect from customers through the e-commerce platforms. Accounts receivable- related party is stated at the amount the Company expects to collect from Kami Vision Incorporated (hereinafter referred to as “Kami”) for revenue shares. Please refer to Note 8- Related party balances and transactions.

Credit losses were estimated using the loss-rate method, which analyzes the probability of unrecoverable accounts based on an expected loss ratio. This ratio is calculated using the average historical loss rate, adjusted for forward-looking factors such as inflation, real GDP growth, unemployment rates, and industry sales growth.

No allowance for credit loss is recorded for “accounts receivable” or “accounts receivable- related-party”, as the average historical loss rate is 0% based on historical receivable write-offs. The Company writes off receivable balances against the allowance only after all collection efforts have been exhausted and the potential for recovery is deemed remote. To date, the Company has experienced little, if any, uncollectible accounts receivable or accounts receivable-related party.

Other receivable- related party, net

Other receivables – related party primarily consist of a receivable from Kami for marketing subsidies, a receivable from Ants, and advance payments made to the Company’s majority shareholder, Sean Da, for business travel.

The balances presented on the condensed consolidated balance sheets are net of allowance for credit losses. Refer to Note 8 “Related party balances and transactions”. In connection with the assessment of current expected credit loss under ASC Topic 326, Measurement of Credit Losses on Financial Instruments, the Company recorded $nil and a reversal for credit losses of $72,470 during the three months ended September 30, 2025 and 2024, respectively, and $nil and a provision for credit losses of $279,712 during the nine months ended September 30, 2025 and 2024, respectively, against receivables due from Ants, using the loss-rate method. Refer to the above section of “Accounts receivable and Accounts receivable- related party” for details about the loss-rate method, and to Note 8 – “Provision for Credit Losses – Related Party” for information regarding the reversal and provision for credit losses related to Ants Technology (HK) Limited.

Inventories, net

The inventory costs include the product costs and the freight-in costs. Product costs are based on the purchase price using the moving average cost method. On a monthly basis, product costs are recalculated based upon the average product cost per unit. Freight-in costs are allocated to each product using the average freight-in cost per unit.

Inventories are stated at lower of cost or net realizable value. The Company evaluates inventories on a quarterly basis for potential net realizable value adjustments, reducing the carrying value of inventories that exceed their estimated net realizable value. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Any excessive spoilage is recorded as current period charges.

During the nine months ended September 30, 2025 and 2024, 100% of the Company’s inventories were purchased from related parties, Senslab HK Limited and its subsidiary Senslab Technology Co., Ltd (collectively referred to as “Senslab”). Refer to Note 12 “Concentration Risk” for purchases from each supplier under Supplier Concentration. AMC has secured favorable payment terms with Senslab, extending the payment period from 60 days to 180 days.

Deferred offering costs associated with the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, AMC is accounting acquirer, and as a result, qualifying transaction costs incurred by AMC are treated as deferred offering cost and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the proposed Business Combination and that will be charged to shareholders’ equity upon the completion of the proposed Business Combination with any balance below the net proceeds from this Business Combination. Should the proposed Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operation expenses. As of September 30, 2025 and December 31, 2024, the related costs in the aggregate of $540,204 and $233,339, respectively, have been recorded as deferred offering cost.

Revenue

The Company generated revenues of $1,498,031 and $3,159,027 for the three months ended September 30, 2025 and 2024, respectively and of $4,687,830 and $8,010,472 for the nine months ended September 30, 2025 and 2024, respectively.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product revenue	$285,785	$2,415,738	$2,256,901	$5,903,804
Product revenue - related party	212,992	-	359,781	-
Revenue share – related party	999,253	743,289	2,071,148	2,106,668
Total Revenues	1,498,030	3,159,027	4,687,830	8,010,472

According to Revenue from Contracts with Customers (FASB ASC Topic 606), revenue is recognized or realizable and earned when all five of the following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Revenue is reported net of all value added taxes.

—Performance Obligation

The Company satisfies the performance obligation in the contract and recognizes its revenue in accordance with ASC 606-10-25-23.

For the product sales via e-commerce platforms, revenues are recognized when the products are shipped to customers. Since e-commerce platforms handle the shipping of products on behalf of the Company and takes responsibility for lost packages, revenue is recognized on the statements from e-commerce platforms once the orders are shipped by the Company. The e-commerce platforms pay the Company within 3 to 14 days after the products are shipped. Since the Company does not receive payments before product shipment, it does not have any deferred revenue.

For the revenue share received from Kami, revenues are recognized when an end user referred by AMC subscribes to the cloud service provided by Kami and makes a payment. Kami sends the Company a monthly notice summarizing the revenue share generated from the Company’s customers who utilize Kami’s cloud services. These cloud services involve storing recorded videos, image analysis, and providing alert and intelligence detection. According to the revenue share agreement, Kami allocates 30% of subscription revenues to AMC for new customers referred by AMC during the first year of subscription, 15% of the revenue for second-year customers, and no allocation for subsequent years (hereinafter referred to as “Revenue Share”). On July 1, 2025, the Company entered into an amended agreement with Kami to update the Revenue Share percentages. Under the amended agreement, Kami allocates 30% of subscription revenues to AMC for new customers referred by AMC during the first three years of their recurring subscriptions. In accordance with ASC 606-10-25-12, this revenue share contract modification is not accounted for as a separate contract as it neither increases the scope of the contract nor does the price increase reflect a standalone selling price for any additional goods or services. As the modification does not constitute a separate contract, the Company accounts for it prospectively and it has no impact on revenue previously recognized.

—Transaction Price

The transaction price for product sales is fixed as the listing price on the e-commerce platforms. To promote product sales, the Company periodically reduces the listing price. As a result, promotions are offered as a reduced fixed price displayed on the e-commerce platform, and revenue is recognized based upon the reduced price.

Revenues collected from platform customers are deposited into a cross-border payments platform, to which the Company has direct control and access.

The transaction price for the Revenue Share from Kami is based upon fixed percentages stipulated in the contract. This revenue share does not involve any variable considerations or considerations in a form other than cash.

—Product Return Policy

The Company has a product return policy that permits e-commerce platform customers in North America to return products within 30 days from the date of purchase. For items purchased during the holiday season from October to December, the return period is extended until the end of January in the following year. For customers in Europe, the return period for e-commerce platforms is 30 days from the date of purchase. Within these specified periods, the Company offers a full refund for returned products, provided the return criteria are met.

The Company recognizes revenues adjusted for returns based upon the e-commerce platform statements, which reflect the actual refunds for returns. The Company reviews the subsequent statements after the reporting date and adjusts revenue for returns related to sales in the reporting period accordingly. For returns occurring during the reporting period, adjustments are made in the month of the return. During the three and nine months ended September 30, 2025 and 2024, the Company’s revenue was not significantly impacted by returns due to the short-term free return policy.

—Product Warranty

The product warranty does not provide cash payments to customers from e-commerce platforms; instead, it only offers free product replacements. Refer to the Note 11 “Warranty Liabilities” for further details.

—Reporting Revenue Gross versus Net

According to ASU 2016-08 Principle versus Agent Considerations, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

For the product sales via e-commerce platforms, the Company is a principal and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and manages the entire sales process. 4) The Company sets the product price and has control over the entire transaction. The Company takes the risk of collectability of the accounts receivable.

There is no consignment arrangement between the Company and the suppliers. The Company is obligated to make payments for the goods when acquiring them from the suppliers, without the option to pay after the products have been sold. The Company assumes all inventory risks associated with the purchased goods. Furthermore, the products will be shipped directly from Amazon warehouses to the customers, with no direct shipments from the supplier’s warehouse to the customers.

For the Revenue Share from Kami, who provides cloud services to the Company’s customers, the Company acts as an agent and recognizes revenue on a net basis. The net revenue represents the Company’s share as determined by the percentages specified in the Revenue Share agreement with Kami. The Company is an agent because it is not responsible for fulfilling the promise of delivering cloud services to customers. Additionally, the Company does not bear the risks associated with the cloud service subscriptions or determine the subscription prices.

Cost of revenues

Cost of revenues includes cost of products, e-commerce platform fees, delivery and freight costs, and inventory impairment loss. The Company expenses cost of revenues in conjunction with sales as incurred. The Company incurred cost of revenues of $444,929 and $3,182,864 for the three months ended September 30, 2025 and 2024, respectively, and $2,879,816 and $7,501,066 for the nine months ended September 30, 2025 and 2024, respectively.

General and administrative expenses

General and administrative expenses primarily consist of costs for consulting fees, payroll expenses, storage fees, and professional fees. The Company expensed all general and administrative expense as incurred. For the three months ended September 30, 2025, and 2024, the Company incurred general and administrative expenses of $330,139 and $663,277, respectively. For the nine months ended September 30, 2025, and 2024, the Company incurred general and administrative expenses of $1,931,788 and $1,540,053, respectively.

Sales and marketing expenses

Sales and marketing expenses primarily consist of costs for the promotion of business brand and product marketing and warranty expenses. The Company expensed all marketing and advertising costs as incurred. For the three months ended September 30, 2025 and 2024, the Company incurred sales and marketing expenses of $39,622 and $483,093, respectively. For the nine months ended September 30, 2025, and 2024, the Company incurred sales and marketing expenses of $651,841 and $1,527,953, respectively.

Provision and reversal for credit losses

The Company determines expected credit losses using the loss-rate method, applying an estimated loss rate to the ending balances of accounts receivable, other receivables, other receivable - related party, subscription receivable, and promissory notes receivable. For the three months ended September 30, 2025 and 2024, the Company recorded $nil and a reversal of credit losses of $72,470, respectively. For the nine months ended September 30, 2025 and 2024, the Company recorded $nil and a provision of credit losses of $279,712, respectively.

Warranty expenses

Sales of products via the e-commerce platforms include warranties to customers that replace malfunctional products. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified for one or more years. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense in accordance with authoritative guidance.

Other income/(expense)

Other income – related party consists of subsidy income from Kami to support the Company’s marketing campaigns via the e-commerce platforms and income from customer support services for Ants’ former customers prior to the authorization of its Amazon store to the Company. Please refer to Note 8 – Related party balances and transactions for details. For the three months ended September 30, 2025 and 2024, the Company recognized other income – related party of $nil and $392,578, respectively. For the nine months ended September 30, 2025 and 2024, the Company recognized other income – related party of $1,217,586 and $1,021,815, respectively.

Other income from non-related parties mainly consists of foreign exchange gain. For the three months ended September 30, 2025 and 2024, the Company incurred net other income of $24,230 and $35,653, respectively. For the nine months ended September 30, 2025 and 2024, the Company incurred net other income of $13,552 and $35,382, respectively.

Income taxes

The Company accounts for income taxes in accordance with ASC740, “Income Taxes”. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities. Deferred taxes are calculated as the Company’s anticipated tax rate times the difference between its taxable income and accounting earnings before taxes.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized. There were no material uncertain tax positions as of September 30, 2025 and December 31, 2024. All tax returns since the Company’s inception are subject to examination by tax authorities.

Comprehensive loss

The Company applies ASC 220, Comprehensive Income, with respect to reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss is defined to include all changes in equity of the Company during a period arising from transactions and other events and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the periods presented, the Company’s comprehensive loss includes net loss and other comprehensive loss, which primarily consists of the foreign currency translation adjustments.

Lease

The lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option. In accordance with ASC Topic 842, Leases (“ASC 842”), the Company determines if a contract contains a lease based on (1) whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset which the Company does not own and (2) whether it has the right to direct the use of an identified asset in exchange for consideration.

Right of use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are recognized as the amount of the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Company’s leases is not readily determinable. The IBR is a hypothetical rate based on the Company’s understanding of what its credit rating would be to borrow and resulting interest the Company would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments is incurred.

The lease right-of-use assets are initially measured at the carrying amount of the lease liability and adjusted for any prepaid or accrued lease payments, remaining balance of lease incentives received, unamortized initial direct costs, or impairment charges relating to the right-of-use-asset. Lease expense for minimum lease payments exclusive of the value-added tax are recognized on straight-line basis over the lease term Additionally, the Company elected a short-term lease exception policy, which allows entities to not apply the ASC 842 to short-term leases (i.e. leases with terms of 12 months or less). The Company has also elected to account for lease and non-lease components as a single component for all leases, and elected to utilize an IBR (incremental borrowing rate) that is risk free rate plus premium for all leases when calculating the lease liability.

Net loss per share

Net loss per share is computed in accordance with ASC 260, Earnings per Share.

Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period under treasury stock method. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share. Diluted loss per share is the same as basic loss per share for the periods presented.

Fair value measurements

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The carrying values of cash, accounts receivable, advance to suppliers, other current assets, accounts payable, and accrued liabilities, and other current liabilities approximate fair value as they all have a short-term nature. When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates. As of September 30, 2025, the Company does not have any “Level 2” or “Level 3” fair value assets or liabilities.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of September 30, 2025 and December 31, 2024, the Company had uninsured cash balances of $2,604,644 and $nil, respectively. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Segment reporting

ASC 280 Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. Operating segments are defined as components of an enterprise which engage in business activities from which they may earn revenues and incur expenses, and about which separate financial information is available that is evaluated regularly by the chief operating decision maker, which is the company’s chief executive officer (CEO), in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. AMC has Amazon online accounts in the U.S., Canada, and Europe. Revenue from the Canadian Amazon online store does not exceed 10% of the total revenue. Therefore, AMC has determined that it has two primary operating segments (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yishijue, are headquartered and operated in China, the unaudited condensed consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

Recently issued accounting pronouncements

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides a practical expedient that all entities can use when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under this practical expedient, an entity is allowed to assume that the current conditions it has applied in determining credit loss allowances for current accounts receivable and current contract assets remain unchanged for the remaining life of those assets. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and interim reporting periods in those years. Entities that elect the practical expedient and, if applicable, make the accounting policy election are required to apply the amendments prospectively. The Company does not expect the standard to have a material effect on its financial statements.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. ASU 2023-06 modifies the disclosure or presentation requirements of a variety of Topics in the Codification. Certain of the amendments represent clarifications to or technical corrections of the current requirements. Because of the variety of Topics amended, a broad range of entities may be affected by one or more of those amendments. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The amendments in this update should be applied prospectively. For all entities, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the related amendment will be removed from the Codification and will not become effective for any entity. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

On November 4, 2024, the FASB issued ASU 2024-03, which requires disaggregated disclosure of income statement expenses for public business entities (PBEs). ASU 2024-03 adds ASC 220-40 to require a footnote disclosure about specific expenses by requiring PBEs to disaggregate, in a tabular presentation, each relevant expense caption on the face of the income statement that includes any of the following natural expenses: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization (DD&A) recognized as part of oil- and gas-producing activities or other types of depletion expenses. The tabular disclosure would also include certain other expenses, when applicable. The ASU does not change or remove existing expense disclosure requirements; however, it may affect where that information appears in the footnotes to the financial statements. ASU 2024-03 shall be effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent standards that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with a public company which is neither an emerging growth company nor an emerging growth company.

3.	ACCOUNTS RECEIVABLE

As of September 30, 2025 and December 31, 2024, the Company had accounts receivable of $10,690 and $54,302, respectively. The aging of accounts receivable were all less than one year. There was no allowance for credit loss for accounts receivable as of September 30, 2025 and December 31, 2024.

4.	INVENTORIES, NET

As of September 30, 2025 and December 31, 2024, the Company had inventory balances of $1,303,389 and $3,555,876, consisting of the following:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Purchased goods	$1,558,424	$4,238,942
Freight-in costs	72,200	114,980
Inventory	1,630,624	4,353,922
Less: inventory impairment	(327,235)	(798,046)
Inventory, net	$1,303,389	$3,555,876

For the nine months ended September 30, 2025, the Company recognized an additional provision for inventory impairment of $138,006, as the carrying value of inventory exceeded the net realizable value, and recorded a provision reduction of $608,817 for inventories that were removed, sold, or replaced under warranty. As a result, the ending balance of the inventory provision was $327,235 As of September 30, 2025. The movements in provisions for inventory impairment during the nine months ended September 30, 2025 and 2024 are summarized as below:

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Balance at the beginning of the period	$798,046	$-
Addition	138,006	946,477
Deletion	(608,817)	-
Balance at the end of the period	$327,235	$946,477

5.	PREPAID EXPENSES

As of September 30, 2025 and December 31, 2024, the Company had prepaid expenses of $93,750 and $100,912, respectively. The prepaid expense as of both September 30, 2025 and December 31, 2024 was for prepaid Federal and State income tax.

6.	OTHER RECEIVABLE

As of September 30, 2025 and December 31, 2024, the Company had other receivable balance of $77,697 and $125,000, respectively. As of September 30, 2025, the balance included a $70,000 fairness opinion valuation fee paid by the Company on behalf of the SPAC in connection with the Business Combination, and $7,697 security deposit. As of December 31, 2024, the balance included a $70,000 fairness opinion valuation fee and a $55,000 extension fee paid by the Company on behalf of the SPAC for the Business Combination.

The portion of other receivables related to expenses the Company paid on behalf of the SPAC for the Business Combination is expected to be eliminated against the SPAC’s other payable balance upon the close of the Business Combination. Therefore, there are no expected credit losses for other receivable.

7.	PROMISSORY NOTE RECEIVABLE

On May 2, 2024, the Company issued a promissory note to SPAC (the “Promissory Note 1”) allowing SPAC to borrow an aggregate of $440,000 to cover expenses in connection with the extension of Business Combination Period. The Note bears no interest. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which SPAC consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, SPAC shall convert the unpaid principal balance into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of the Promissory Note 1 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. On March 25, 2025, the promissory note was further amended to increase the principal amount to $935,000. As of September 30, 2025 and December 31, 2024, outstanding balances under Promissory Note 1 were $825,000 and $440,000, respectively.

On May 2, 2024, the Company issued a promissory note to SPAC (the “Promissory Note 2”), allowing SPAC to borrow up to an aggregate of $126,000. The Promissory Note 2 bears no interest. The entire unpaid principal balance of this Promissory Note 2 shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, AMC shall convert the unpaid principal balance under Promissory Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Promissory Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of September 30, 2025 and December 31, 2024, $126,000 was outstanding under Promissory Note 2.

On October 11, 2024, the Company issued a third non-interest-bearing promissory note to SPAC (the “Promissory Note 3”) allowing SPAC to borrow up to an aggregate of $100,000 to support the Company’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. On January 6, 2025, Promissory Note 3 was amended and restated to (i) extend the maturity date to promptly after the date the business combination is consummated, and (ii) increase the principal amount to $200,000. On April 13, 2025, the Company amended and restated the promissory note to extend the principal amount of the note to $350,000. As of September 30, 2025 and December 31, 2024, outstanding balances under Promissory Note 3 were $321,419 and $57,449, respectively.

The total amount outstanding under the three Promissory Notes as of September 30, 2025 and December 31, 2024 was $1,272,419 and $623,449, respectively. All promissory note receivable balance will be eliminated against the SPAC’s promissory note payable balance upon the close of the Business Combination. Therefore, there are no expected credit losses for promissory note receivable.

8.	RELATED PARTY BALANCES AND TRANSACTIONS

The principal related parties with which the Company had transactions for the three and nine months ended September 30, 2025 and 2024 are as follows:

Name	Relationship with the Company
Sean Da	Majority Shareholder of the Company
Senslab HK Limited (hereinafter referred to as “Senslab HK”)	Affiliate of Sean Da
Senslab Technology Co., Ltd (hereinafter referred to as “Senslab SH”)	Affiliate of Sean Da
Ants Technology (HK) Limited (hereinafter referred to as “Ants”)	Affiliate of Sean Da
Kami Vision Incorporated (hereinafter referred to as “Kami”)	Minority Shareholder of the Company
Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”)	Affiliate of Sean Da
Ziyushu Yang	Nominal shareholder of the VIE Yishijue
ZKCam Technology Limited (hereinafter referred to as “ZKCam”)	Minority Shareholder of the Company

During the three months and nine months ended September 30, 2025 and 2024, related party transactions had the following impact on income/(loss) before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax income (loss), while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax loss
Income Statement	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue share – related party (Kami)	$999,253	$743,289	$2,071,148	$2,106,668
Product revenue -related party (Kami)	-	-	359,781	-
Product revenue -related party (ZKCam)	212,992	-	-	-
Product cost -related party (Senslab)	(305,306)	(2,425,408)	(2,051,567)	(4,799,054)
(Provision)/reversal for credit losses (Ants)	-	72,470	-	(279,712)
General and administrative expenses - Consulting fee-related party (Kami)	(48,904)	(75,867)	(198,385)	(258,483)
General and administrative expenses - Shareholder’s business travel expense (Sean)	(14,179)	-	(39,979)	-
General and administrative expenses - Financial consulting fee (Ants)	(15,000)	(15,000)	(45,000)	(45,000)
Other income - Marketing incentive subsidy income (Kami)	-	392,578	1,217,586	1,021,815
Interest expense (Ants)	-	-	-	(18,999)
Total impact on pre-tax income/(loss)	$828,856	$(1,307,938)	$1,313,584	$(2,272,765)
% of pre-tax income/(loss)	117%	186%	322%	114%

As of September 30, 2025 and December 31, 2024, the related party transactions had the following balances on the balance sheet, respectively.

Related Party Transactions	As of September 30, 2025
Balance Sheet	Ants	Senslab SH	Senslab HK	Kami	Sean Da	Yunyizhilian	ZKCam Technology Limited	Ziyushu Yang	Total
Accounts receivable - related party	$-	$-	$-	$617,359	$-	$-	$341,612	$-	$958,971
Other receivable - related party, net	4,347	-	22,457	-	235,287	-	-	-	262,091
Prepayment - related party (current and non-current)	81,844	-	-	-	-	-		-	81,844
Other payable - related party	-	-	-	-	-	6,426		2,107	8,533

Related Party Transactions	As of December 31, 2024
Balance Sheet	Ants	Senslab SH	Senslab HK	Kami	Sean Da	Yunyizhilian	Total
Accounts receivable - related party	$-	$-	$-	$190,168	$-	$-	$190,168
Other receivable - related party, net	1,790,009	-	-	169,833	-	-	1,959,842
Note receivable - shareholder	-	-	-	-	15,862	-	15,862
Prepayment - related party	126,965	-	-	-	-	-	126,965
Accounts payable - related party	-	6,258,235	2,285,008	-	-	-	8,543,243
Other payable - related party	-	-	-	-	-	6,269	6,269

Specifically, transactions with each related party presented in the above tables are as follows:

Senslab HK Limited and Senslab Technology Co., Ltd

Sean Da, the majority shareholder of the Company, owns 38% of Senslab Technology Co Ltd (hereinafter referred to as “Senslab SH”), which owns 100% of Senslab HK Limited (hereinafter referred to as “Senslab HK”). Senslab HK acquires security cameras from Senslab SH and then exports the cameras to the Company.

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Other receivable - related party (Senslab HK)	$22,457	0%	$-	0%
Total	$22,457	0%	$-	0%

Other receivable -related party represents an overpayment to Senslab HK. As of September 30, 2025 and December 31, 2024, the Company had related party other receivable of $22,457 and $nil balance due from Senslab HK, respectively.

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Liability	Balance	% of Total Liability
Accounts payable - related party (Senslab HK)	$-	0%	$2,285,008	24%
Accounts payable - related party (Senslab SH)	-	0%	6,258,235	65%
Total	$-	0%	$8,543,243	89%

The Company procured security cameras from Senslab HK for a total amount of $nil and $291,264 during the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, the Company had related party accounts payable balances of $nil and $2,285,008 owed to Senslab HK, respectively.

Starting in the fourth quarter of 2023, the Company began procuring security cameras directly from Senslab SH. During the nine months ended September 30, 2025 and 2024, the Company procured a total amount of $186,005 and $5,768,842, respectively. As of September 30, 2025 and December 31, 2024, the Company had a related party accounts payable balance of $ nil and $6,258,235 owed to Senslab SH, respectively. During the nine months ended September 30, 2025, the Company paid off its total accounts payable–related party balance of $8,543,243 to Senslab using operating cash flow, $5 million in financing from Kami, and $0.6 million from the $4 million of PIPE funds received in advance from Kami in September 2025.

Ants Technology (HK) Limited

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Prepayment - related party (current and non-current)	$81,844	1%	$126,965	2%
Other receivable - related party	4,347	0%	1,790,009	24%
Total	$86,191	1%	$1,916,974	26%

The Amazon online store for the North America region operates under Ants Technology (HK) Limited (hereinafter referred to as “Ants”). Ants has authorized the Company to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). AMC has terminated the Authorization Agreement early and assumed ownership of the online store on the e-commerce platform from Ants in January, 2025. Ants has transferred to the Company all of its ownership in the Amazon online store, including but not limited to the ownership of the shop, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, etc, if applicable), and other assets and rights related to the operation of the Amazon online store. Sean Da, who is the majority shareholder of the Company, owns 95% of Ants.

Prepayment – related party (current and non-current)

Upon signing the Authorization Agreement, the Company agreed to sell Ants’ remaining camera inventories. During the first year of the Authorization Agreement, Ants covered the freight-in costs related to shipping products to Amazon warehouses, insurance expense, along with various other general and administrative expenses. As such, the Company was responsible for (1) paying Ants the revenue collected from selling Ants’ remaining inventories in the Amazon warehouses and (2) reimbursing the costs Ants paid on behalf of the Company. To cover these two types of payments, the Company prepaid Ants $359,192 in 2022. This prepayment will be amortized by the total amount of (1) collected revenue from selling Ants’ inventories as they are sold, (2) the cost reimbursements to Ants, and (3) financial consulting fees to Ants (starting on January 1st, 2025) for engaging employees from Ants to work as contractors for bookkeeping at a monthly rate of $5,000. For the nine months ended September 30, 2025 and 2024, the total amount of collected revenue from selling Ants’ inventories was $121 and $1,129, respectively. Additionally, the Company paid Ants financial consulting fees of $15,000 for the three months ended September 30,2025 and $45,000 for the nine months ended September 30, 2025, respectively. As of September 30, 2025 and December 31, 2024, the remaining balance of prepayment was $81,844 and $126,965, respectively.

Other receivable – related party

As of September 30, 2025 and December 31, 2024, the Company had “other receivable – related party” balances from Ants of $4,347 and $1,790,009, respectively. The following table presents the movement of “other receivable – related party” balances from Ants.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Balance at the beginning of the period	$1,790,009	$1,768,473
Amazon Payments Ants Received (1)	(1,790,009)	(346,458)
Inventory Transfer (2)	4,347	427,994
Financial Consulting (3)	-	(60,000)
Balance at the end of the period	$4,347	$1,790,009

(1)	Prior to April 2022, Ants received payments from Amazon customers on behalf of the Company. After April 2022, the Company took control and gained access to the third-party cross-border payments platform, enabling it to receive revenue payments directly from Amazon customers. During the nine months ended September 30, 2025 and the year ended December 31, 2024, Ants repaid $1,790,009 and $346,458 to the Company, respectively.

(2)	For the year ended December 31, 2024, the total inventory-related movement of $427,994 comprised:

●	$325,646 in inventory transferred from the Company to Ants on January 1, 2024 as part of transferring the Company’s right to utilize one of e-commerce stores under Yishijue to Ants. The Company no longer retains control over these inventories. Ants has agreed to pay the Company $325,646 for these inventories once they are sold.
●	$102,348 in inventory that the Company returned to Ants due to quality issues - these items had been previously purchased from Ants during a period of supply shortage in 2023.

During the nine months ended September 30, 2025, the Company returned inventory of $4,347 to Ants. These inventories, which had been purchased from Ants in prior periods, were returned to Ants due to quality issues.

(3)	The Company engaged employees from Ants to work as contractors for bookkeeping and thus paid Ants financial consulting fees. Beginning January 2025, Ants agreed to settle its financial consulting fees through “prepayment – related party” rather than through “other receivable – related party” account. Therefore, the financial consulting fee included in “other receivable – related party” is $nil for the nine months ended September 30, 2025.

Provision for credit losses – related party

Ants fully repaid its $1,790,009 other receivable balance to the Company in April 2025, resulting in a total allowance for credit losses of $nil and a carrying value of $nil for the “other receivable-related party” balance due from Ants as of September 30, 2025.

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Balance at beginning of the period	$-	$1,262,146
Provision for credit loss	-	279,712
Balance at the end of the period	$-	$1,541,858

Note payable – related party

On January 1, 2023, the Company entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023, and September 30, 2024. This loan was unsecured with a daily interest rate not exceeding 0.041% and payable on demand. As of September 30, 2025 and December 31, 2024, the Company had an unpaid loan principal balance of $nil and $nil recorded in the account “note payable – related party” and accrued interest of $nil and $nil, respectively. For the three months ended September 30, 2025 and 2024, the Company incurred $nil and $nil loan interest, respectively. For the nine months ended September 30, 2025 and 2024, the Company incurred $nil and $18,999 loan interest, respectively.

Kami Vision Incorporated

Sean Da, the majority shareholder of the Company owns 80% of Kami Vision Incorporated (hereinafter referred to as “Kami”). The Company entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. On July 1, 2025, the Company entered into an amended agreement with Kami to update the Revenue Share percentages. Under the amended agreement, Kami will allocate 30% of subscription revenues to AMC for new customers referred by AMC during the first three years of their recurring subscriptions.

The revenue sharing schedule is stipulated as below:

Annual subscription periods	Percentage basis
	Inception through June 30, 2025	From July 1, 2025 Onwards
First year during which an end user starts the cloud service subscription from Kami	30%	30%
Second year during which an end user continues the cloud service	15% for recurring subscriptions	30% for recurring subscriptions
Third year and thereafter during which an end user continues the service subscription from Kami	0%	30%

	September 30,		December 31,
	2025		2024

	Balance	% of Total Asset	Balance	% of Total Asset
Accounts receivable - related party	$617,359	8%	$190,168	3%
Other receivable - related party, net	-	0%	169,833	2%
Total	$617,359	8%	$360,001	5%

Accounts receivable – related party

During the three months ended September 30, 2025 and 2024, revenue share from Kami amounted to $999,253 and $743,289, respectively. During the nine months ended September 30, 2025 and 2024, revenue share from Kami amounted to $2,071,148 and $2,106,668, respectively. As of September 30, 2025 and December 31, 2024, the Company had “accounts receivable – related party” from Kami in the amounts of $617,359 and $190,168, respectively.

Subscription receivable - related party

In June 2025, the Company entered into a subscription agreement with Kami, under which Kami subscribed to an aggregate of 228,571 shares of the Company’s common stock, par value $0.01 per share, for a total purchase price of $5,000,000, or approximately $21.88 per share. As of September 30, 2025, the Company has received all the proceeds.

Other receivable - related party and marketing incentive subsidy income

Kami and the Company entered into market promotion subsidy agreements on January 1, 2024 and January 1, 2025, respectively. Pursuant to the agreements, Kami agreed to provide an annual subsidy of up to $2 million for each of the years 2024 and 2025 to support the Company’s marketing campaign related to Kami’s cloud services. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by the Company to Kami. As these marketing incentive payments are discretionary and not part of the Company’s primary business, the Company recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”. For the three months ended September 30, 2025 and 2024, the Company received subsidy of $nil and $392,578, respectively. For the nine months ended September 30, 2025 and 2024, the Company received subsidy of $1,217,586 and $1,021,815, respectively. As of September 30, 2025 and December 31, 2024, the Company had other receivable – related party of $nil and $169,833, respectively, for the subsidy from Kami.

PIPE financing fund received in advance

In September 2025, the Company received $4,000,000 in advance for PIPE financing from Kami. The Company recorded this amount as a liability balance in “PIPE financing fund received in advance,” as the cash was received for Surviving PubCo shares that would not be issued until the closing of the Business Combination.

Product revenue – related party

To promote cloud subscription revenue, Kami launched a promotion starting from the 3rd quarter of 2024, offering customers a security camera upon subscribing to Kami’s cloud services. Therefore, Kami purchased security cameras from the Company. For the nine months ended September 30, 2025 and 2024, product revenue - related party from Kami was $134 and $nil, respectively. There was $nil product revenue – related party from Kami for the three months ended September 30, 2025, and 2024.

Consulting fee

The Company engaged employees from Kami to work as contractors and assumed responsibility for all related payroll expenses. For the nine months ended September 30, 2025 and 2024, these contractors assisted the Company with the operation of online stores on e-commerce platforms. As a result, the Company paid Kami service fees of $48,904 and $75,867 for the three months ended September 30, 2025 and 2024, respectively, and $193,385 and $258,483, for the nine months ended September 30, 2025 and 2024, respectively.

Sean Da

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Note receivable - shareholder	$-	0%	$15,862	0%
Other receivable - related party, net	235,287	3%	-	0%
Total	$249,467	3%	$15,862	0%

Note receivable - shareholder

On August 1, 2022, January 1, 2023, and January 1, 2024, Sean entered into one-year, interest-free loan agreements with the Company to borrow up to $150,000, $350,000, and $500,000, with due dates of July 30, 2023, December 31, 2023, and December 31, 2024, respectively (hereinafter referred to as the “Promissory Notes”). Sean borrowed $nil and $524,147 from the Company during the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, the outstanding loan amount was $nil and $15,862, respectively.

Other receivable –related party, net and business travel expense

Beginning January 2025, the Company made advance payments to Sean for business travel. As of September 30, 2025, the unused portion of these advances totaled $235,287 and was recorded in the account of “other receivable- related party, net”. During the three months ended September 30, 2025 and 2024, Sean incurred business travel expenses of $14,179 and $nil, respectively. During the nine months ended September 30, 2025 and 2024, Sean incurred business travel expenses of $39,979 and $nil, respectively.

Yunyizhilian Information Technology Co., Ltd

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$6,426	0%	$6,269	0%

Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”) is a 100% subsidiary of Ants. The Company’s majority shareholder, Sean Da, owns 95% of Ants, thereby indirectly owning 95% of Yunyizhilian. As of September 30, 2025 and December 31, 2024, the consolidated VIE, Yishijue, had outstanding other payable balances of $6,426 and $6,269 owed to Yunyizhilian, respectively.

Ziyushu Yang

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$2,107	0%	$-	0%

Ziyushu Yang is a nominal shareholder of the VIE Yishijue. As of September 30, 2025 and December 31, 2024, the consolidated VIE, Yishijue, had outstanding other payable balances of $2,107 and $nil owed to Ziyushu Yang, respectively.

ZKCam Technology Limited

On July 31, 2025, Sean Da transferred 340,000 shares of common stock, par value $0.01 per share, as an irrevocable gift to ZKCam Technology Limited (hereinafter referred to as “ZKCam”) without receiving any consideration. As a result, ZKCam became a related party.

During the three and nine months ended September 30, 2025, the Company sold security cameras to ZKCam and recognized a revenue amount of $212,992 and $359,781 in the account of “product revenue- related party”. As of September 30, 2025, the Company had account receivable of $341,612 related to these sales to ZKCam.

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Accounts receivable - related party	$341,612	4%	$-	0%
Total	$341,612	4%	$-	0%

9.	ACCRUED AND OTHER LIABILITIES

As of September 30, 2025 and December 31, 2024, the total accrued and other liabilities was $469,962 and $219,815, respectively.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Credit card payable	$-	$53,240
Attorney fees payable	188,822	56,957
Audit fees payable	224,457	71,532
Other professional fees payable	29,141	24,682
Other payable	27,542	13,404
Total accrued expenses and other liabilities	$469,962	$219,815

10.	SHORT TERM BANK LOAN

On November 4, 2024, collateralized by the UK Amazon store revenues, Xiaoyun obtained a loan of RMB 6 million from the Hongkong and Shanghai Banking Corporation Bank (HSBC) with a six-month term and an interest rate of 8%. The loan proceeds were used to pay the supplier, Senslab, for inventory purchases on behalf of AMC. As a result, an intercompany receivable and payable was recorded between Xiaoyun and AMC, which has been eliminated at the consolidated level.

In April, 2025, Xiaoyun repaid the RMB 6 million loan in full to HSBC, including accrued interest, using payments received from AMC. As of September 30, 2025 and December 31, 2024, the Company reported short term loan balances of $nil and $821,982, respectively.

11.	WARRANTY LIABILITIES

The Company has a warranty policy that allows customers who have purchased items from the e-commerce platforms in North America to return malfunctioning products within one year from the date of purchase for a free replacement. For customers from the e-commerce platforms in Europe, this warranty is extended to two years from the date of purchase. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense. The Company estimated the product replacement costs based upon the historical replacement rate and shipping cost per unit. The estimated product replacement costs are recorded as warranty liabilities and warranty expenses.

The following table presents the movement of product warranty liability for the nine months ended September 30, 2025 and 2024.

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Balance at the beginning of the period	$83,284	$82,353
Provision for new warranties	18,560	48,544
Warranty costs reversed	(401)	(39,748)
Balance at the end of the period	$101,443	$91,149
Including:
Current portion	$81,625	$57,817
Non-current portion	$19,818	$33,332

12.	CONCENTRATION RISK

Customer Concentration

The Company had the following customers that individually comprised 10% or more of total revenues for the three months and nine months ended September 30, 2025 and 2024.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Kami Vision Incorporated	67%	24%	46%	26%

The Company had the following customers that individually comprised 10% or more of account receivable as of September 30, 2025 and December 31, 2024.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Kami Vision Incorporated	99%	78%

Supplier Concentration

The Company had the following suppliers that individually comprised 10% or more of total purchases for the three months and nine months and three months ended September 30, 2025 and 2024.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Senslab Technology Co., Ltd (related party)	100%	0%	100%	95%
Senslab HK Limited (related party)	0%	100%	0%	5%

The Company had the following suppliers that individually comprised 10% or more of account payable as of September 30, 2025 and December 31, 2024.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Senslab Technology Co., Ltd (related party)	0%	73%
Senslab HK Limited (related party)	0%	27%

Inventory Storage Concentration

The Company had 10% and 100% of its inventory stored at Amazon fulfillment centers (FBA) as of September 30, 2025 and December, 31 2024, respectively. Beginning in September 2025, the Company transferred 90% its inventory from Amazon fulfillment centers to third-party warehouses.

13.	LEASE

The Company leased an office in New York city with a 39-month term and an option to renew. Payments for this office space include fixed rental payments and do not consist of any variable lease payments that depend on an index or a rate.

In accordance with ASC 250-10-45-14, the adoption of ASC 842 lease accounting standard has resulted in $14,210 and $28,419 lease expenses for the three and nine months ended September 30, 2025, respectively. The components of operating lease expense for the nine months ended September 30, 2025 and 2024 were as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating lease expense	$14,210	$-	$63,944	$-

The following represents the aggregate right-of-use assets and related lease liabilities as of September 30, 2025 and December 31, 2024:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Operating lease right-of-use assets	$113,901	$-
Short-term operating lease liabilities	(56,588)	-
Long-term operating lease liabilities	(67,379)	-
Total operating leased liabilities	$(123,967)	$-

The weighted average lease term and weighted average discount rate as of September 30, 2025 and 2024 were as follows:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Weighted average lease term	2.17	-
Weighted average discount rate	5.49%	-

Supplemental cash flow information related to leases as of September 30, 2025 and December 31, 2024 were as follows:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Amounts included in the measurement of lease liabilities:
Non-cash lease expense	$63,944	$-
Supplemental noncash information:
Right-of-use asset obtained in exchange for lease obligations	$168,418	$-

The Company had total future lease commitment of $123,967 as of September 30, 2025, of which $55,837 is within one year.

Future lease commitments	Commitments
(Unaudited)
2025 (remaining of year)	$15,394
2026	61,575
2027	53,879
Total Lease Payments	$130,848
Less: imputed interest	(6,881)
Less: prepayments	-
Present value of lease liabilities	$123,967
Current portion of obligations under operating leases	56,588
Obligations under operating leases, non-current	67,379

14.	COMMITMENTS AND CONTINGENCIES

On June 28, 2024, the Company engaged Revere Securities, LLC (hereinafter referred to as “Revere”) to act as (1) its merger and acquisition advisor (M&A Advisor) in connection with the Business Combination and (2) its financial advisor (Financing Advisor) on any private investment in the Company consisting of equity, debt, and/or equity-linked securities (hereinafter referred to as “Series Financing”). The Company paid Revere a retainer fee of $25,000 and, upon consummation of the Business Combination, will pay Revere a remaining fee of $425,000 in cash.

On September 24, 2025, the Company and the SPAC entered into a Forward Purchase Agreement (“FPA”) with each of Harraden Circle Investors, LP (“HC”), Harraden Circle Special Opportunities, LP(“HCSO”), Harraden Circle Strategic Investments, LP (“HCSI”), and Harraden Circle Concentrated, LP (“HCC”) (collectively, “Harraden”) for a prepaid share forward transaction. Pursuant to the FPA, the SPAC prepaid Harraden to purchase shares (“Recycled Shares”) from SPAC’s public shareholders. Harraden will return 90% of the purchased Recycled Shares one year later, either in the form of shares or cash, depending on whether Harraden has sold the Recycled Shares in the market. In return, Harraden will keep the remaining 10% of the purchased Recycled Shares as compensation.

15.	EQUITY

Common shares

AMC Corporation was established under the laws of the State of Washington on October 21, 2021 with 10,000,000 authorized common shares.

On January 31, 2023, the Company’s majority shareholder, Sean Da, purchased 8,000,000 common shares for a price of $80,000.

In June 2025, the Company entered into a subscription agreement with Kami, under which Kami subscribed to an aggregate of 228,571 shares of the Company’s common stock, par value $0.01 per share, for a total purchase price of $5,000,000, or approximately $21.88 per share. The proceeds were fully collected in July 2025.

On July 31, 2025, Sean Da transferred 345,714 shares of common stock to Smart Top Corporation Limited and 340,000 shares to ZKCam Technology Limited, each with a par value of $0.01 per share, as an irrevocable gift without receiving any consideration.

Private Investment in Public Equity (“PIPE”) Financing

On September 7, 2025, the Company and the SPAC entered into private investment in public equity (“PIPE”) financing agreements with Kami Vision Inc. and five other investors (collectively, the “Investors”). Pursuant to the agreements, the Investors agreed to invest an aggregate amount of $8 million in exchange for 800,000 ordinary shares of the SPAC at $10.00 per share and warrants (the “Warrants”) to purchase up to 1,400,000 ordinary shares of the SPAC (collectively, the “Subscribed Securities”). The exercise price of the warrants is $10.00 per share. The Subscribed Securities will be exchanged for ordinary shares of the surviving public company (“Surviving PubCo”) upon the closing of the Business Combination Agreement (“BCA Transaction”). This agreement is subsequently amended on December 7, 2025. Refer to Note 18 Subsequent Events for further details.

16.	SEGMENT REPORTING

The Company uses the “management approach” to determine its reportable operating segments. This approach is based on the internal organization and reporting utilized by the Company’s chief operating decision maker (CODM) for making operational decisions and assessing performance. The Company’s CEO, who serves as the CODM, reviews operational results by revenue from different locations. The Company’s CODM uses segment revenue to assess segment performance and allocate resources. The Company has separate e-commerce platform accounts in North America and Europe, which are classified as two primary operating segments. Since the Company’s business model is selling products through online stores on e-commerce platforms, store revenue is used to measure the performance of each online store. As resource consumption is proportional to sales volume, revenue is also used to guide resource allocation.

Based on the CEO’s assessment, AMC has identified two primary operating segments: (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yishijue, are headquartered and operate in China, the unaudited condensed consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

The following table presents revenues and expenses by segment for the three months and nine months ended September 30, 2025 and 2024. Cost of revenues and operating expenses are allocated based upon the percentages of revenue in each segment. Interest expense and interest income are allocated based upon loan proceeds used in each segment. The Company’s other segment expenses primarily include Amazon storage fees, employee medical insurance expenses, software subscription fees, and business license and permit expenses. These expenses are not significant and thus not separately disclosed.

	Three months ended				Three months ended
	September 30,				September 30,
	2025				2024
	North America	Europe	China	Total	North America	Europe	China	Total

REVENUES
Product revenue	$124,367	$161,418	$-	$285,785	$1,747,131	$668,607	$-	$2,415,738
Product revenue - related party	212,992	-	-	212,992	-	-	-	-
Revenue share – related party	660,386	338,867	-	999,253	532,980	210,309	-	743,289
Total Revenues	997,746	500,285	-	1,498,030	2,280,111	878,916	-	3,159,027
Less:
Cost of Revenue:
E-commerce platform expenses	56,752	25,570	-	82,322	479,591	182,978	-	662,569
Product cost	208,697	96,609	-	305,306	1,772,061	653,347	-	2,425,408
Delivery and freight cost	3,684	1,684	-	5,368	52,984	19,897	-	72,881
Inventory impairment losses	34,470	17,463	-	51,933	1,760	20,246	-	22,006
Total Cost of Revenue	303,603	141,326	-	444,929	2,306,396	876,468	-	3,182,864
Gross Profit/(Loss)	694,142	358,959	-	1,053,101	(26,285)	2,448	-	(23,837)
Less:
Operating Expenses:
Marketing and advertising	28,932	10,776	-	39,708	329,111	133,580	-	462,691
Consulting fee	32,864	16,040	-	48,904	76,149	32,875	-	109,024
Warranty (reversal)/expenses	35	(120)	-	(85)	14,777	5,625	-	20,402
Payroll expenses	39,867	19,415	-	59,282	70,466	27,229	-	97,695
Professional fees	46,854	18,098	-	64,952	249,312	89,268	-	338,580
Travel and entertainment	9,541	4,638	-	14,179	57	32	-	89
Provision for credit losses - related party	-	-	-	-	(59,657)	(12,812)	-	(72,469)
Office expenses	4,864	2,480	-	7,344	379	283	-	662
Sales tax	3,099	1,465	-	4,564	6,060	2,961	-	9,021
State B&O tax	(10)	10	-	-	(1,017)	1,271	-	254
Other segment expenses	74,651	55,271	991	130,913	100,458	40,424	227	141,109
Plus:
Other Income/(Expenses):
Marketing campaign	5,944	(5,944)	-	(0)	282,941	109,637	-	392,578
Interest income	52	-	-	52	200	-		200
Interest expense	-	-	33	33	-	-	-	-
Other income	17,836	9,201	-	27,036	43,416	14,771	-	58,187
Other expense	(2,001)	(805)	-	(2,806)	(16,680)	(5,854)	-	(22,534)
Less:				-
Income tax expense	2,427	-	-	2,427	3,433	-	-	3,433
Segment Net (Loss) Income	$472,849	$233,338	$(958)	$705,229	$(505,936)	$(199,734)	$(227)	$(705,897)

	Nine months ended				Nine months ended
	September 30,				September 30,
	2025				2024
	North America	Europe	China	Total	North America	Europe	China	Total

REVENUES
Product revenue	$1,355,828	$901,073	$-	$2,256,901	$4,405,080	$1,498,724	$-	$5,903,804
Product revenue - related party	359,781	-	-	359,781	-	-	-	-
Revenue share – related party	1,357,933	713,215	-	2,071,148	1,571,875	534,793	-	2,106,668
Total Revenues	3,073,542	1,614,288	-	4,687,830	5,976,955	2,033,517	-	8,010,472
Less:
Cost of Revenue:
E-commerce platform expenses	427,046	224,293	-	651,339	1,189,827	404,810	-	1,594,637
Product cost	1,345,095	706,472	-	2,051,567	3,580,779	1,218,275	-	4,799,054
Delivery and freight cost	25,507	13,397	-	38,904	120,053	40,845	-	160,898
Inventory impairment losses	90,483	47,523	-	138,006	706,207	240,270	-	946,477
Total Cost of Revenue	1,888,131	991,685	-	2,879,816	5,596,866	1,904,200	-	7,501,066
Gross Profit	1,185,411	622,603	-	1,808,014	380,089	129,317	-	509,406
Less:
Operating Expenses:
Marketing and advertising	415,207	218,075	-	633,282	1,103,850	375,559	-	1,479,409
Consulting fee	139,615	73,329	-	212,944	325,955	110,899	-	436,854
Warranty expense	12,169	6,391	-	18,560	36,221	12,323	-	48,544
Payroll expenses	173,082	90,907	-	263,989	187,141	63,670	-	250,811
Professional fees	615,891	323,479	-	939,370	408,716	139,056	-	547,772
Travel and entertainment	42,107	22,116	-	64,223	491	167	-	658
Provision for credit losses - related party	-	-	-	-	208,705	71,007	-	279,712
Office expenses	11,395	5,985	-	17,380	5,916	2,013	-	7,929
Sales tax	17,350	9,113	-	26,463	38,304	13,032	-	51,336
State B&O tax	20	10	-	30	3,735	1,271	-	5,006
Other segment expenses	281,476	147,837	1,907	431,220	324,359	110,355	1,272	435,986
Plus:
Other Income/(Expenses):
Marketing campaign	798,302	419,284	-	1,217,586	762,420	259,395	-	1,021,815
Interest income	500	-	1	501	200	-	1	201
Interest expense	(31,843)	-	7,292	(24,551)	(18,999)	-	-	(18,999)
Other income	32,382	17,007	-	49,389	43,416	14,771	-	58,187
Other expense	(23,496)	(12,341)	-	(35,837)	(17,016)	(5,789)	-	(22,805)
Less:
Income tax expense	8,501	-	-	8,501	7,494	-	-	7,494
Segment Net (Loss) Income	$244,443	$149,311	$5,386	$399,140	$(1,500,777)	$(501,658)	$(1,271)	$(2,003,706)

The following table presents total assets by segment as of September 30, 2025 and December 31, 2024.

	September 30, 2025				December 31, 2024
	North America	Europe	China	Total	North America	Europe	China	Total
TOTAL SEGMENT ASSETS	$5,342,751	$2,432,220	$3,720	$7,778,691	$5,388,355	$1,959,205	$2,091	$7,349,651

17.	TAXATION

The Company’s income tax expenses for the three months and nine months ended September 30, 2025 and 2024 are as follows. The two VIEs have no income taxes during the three months and nine months ended September 30, 2025 and 2024.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current tax provision	$2,427	$3,433	$8,501	$7,494
Deferred tax provision	-	-	-	-
Total provision for income taxes	$2,427	$3,433	$8,501	$7,494

Income Tax

AMC Corporation was incorporated in the State of Washington in the United States. For the three months ended September 30, 2025, the Company incurred $2,427 in state income tax compared to $3,433 for the three months ended September 30, 2024, and no federal income tax for either period. For the nine months ended September 30, 2025, the Company incurred $8,501 in state income tax compared to $7,494 for the nine months ended September 30, 2024, and no federal income tax for either period.

The two VIEs, Xiaoyun and Yishijue, were incorporated in People’s Republic of China (PRC). Under the PRC Enterprise Income Tax Law (the “EIT Law”), the PRC Subsidiaries are subject to enterprise income tax at a statutory rate of 25%. Neither VIE incurred any income tax during the three months and nine months ended September 30, 2025 or September 30, 2024, due to their losses from operations.

The tax jurisdictions of AMC Corporation and its two VIEs are located outside of Europe and Canada. Therefore, they are not subject to income tax in these regions.

Deferred Tax

The Company and the two VIEs had $nil net deferred tax asset as of September 30, 2025 and December 31, 2024. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.

Management considers projected future taxable income and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2025 and December 31, 2024.

The Company’s deferred tax assets, net of valuation allowances, are as follows. The two VIEs have no deferred tax assets.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Deferred tax asset attributable to:
Tax effect of net operating losses carried forward	$323,627	$127,579
Section 174 costs, net (1)	55,358	125,323
Warranty liabilities	23,206	19,797
Inventory reserve	74,857	315,285
Lease Liability	28,358	39,095
Tax credits	63,289	61,832
Right of Use Asset	(26,056)	(35,858)
State tax	(11,993)	(18,863)
Deferred tax assets	530,646	634,190
Less: valuation allowance	(530,646)	(634,190)
Deferred tax assets, net	$-	$-

(1)	IRC Section 174 Research and Development (R&D) Expense Capitalization: The Company is subject to U.S. research expense capitalization under IRC Section 174 under the 2017 U.S. Tax Cuts and Jobs Act. The IRC Section 174 research expense capitalization results in a timing difference which is amortizable over five years for domestic R&D expenditures and 15 years for foreign R&D expenditures.

The Company has uncertain tax positions due to establishment of nexus through inventories located in various states under the Fulfillment by Amazon (FBA) agreement. Amazon holds the Company’s inventories in various states until the items are sold and shipped to end customers. The Company has access to inventory reports (state-by-state) to know inventories locations in a real time. These inventories or “stock of goods” create nexus for which states may impose an income tax. If these uncertain tax positions are recognized, they would affect the Company’s effective tax rates. In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company did not record these uncertain state income tax position for the three months and nine months ended September 30, 2025 and 2024.

The following table presents the aggregate changes in the balance of the gross unrecognized tax provisions.

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Beginning balances	$6,627	$6,627
Increases related to current tax positions	-	-
Ending balances	$6,627	$6,627

The Company adopted the accounting policy that interest and penalties are classified as part of its income taxes. As of September 30, 2025 and December 31, 2024, there were no accrued interest or penalties associated with any unrecognized tax provisions. There are currently no examinations by federal, state and foreign tax authorities. The Company believes that, as of September 30, 2025 the gross unrecognized tax positions will not materially change in the next twelve months. The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to any tax audits and that any settlement will not have a material adverse effect on the financial statements. However, there can be no assurances as to the possible outcomes.

Statute of limitation

According to the PRC Tax Administration and Collection Law, the statute of limitation is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitation is extended to five years under special circumstances where the underpayment of taxes is more than RMB 0.1 million (approximately $13,500 USD). In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. The income tax returns of the VIEs in China for the years from 2021 to 2025 are open to examination by the PRC tax authorities.

18.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855 “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2025 up until the date that the Company issued these financial statements.

Amendments to the PIPE Agreements

On December 7, 2025, the PIPE Agreements were amended and entered into with Kami Vision Inc and three other investors (collectively, the “Investors”), replacing the prior group of six investors. Pursuant to the amended agreements, the Investors maintained their aggregate $8 million investment commitment. In return, they will receive 800,000 ordinary shares of the SPAC at $10.00 per share and an increased number of warrants (the “Warrants”) to purchase up to 2,240,000 ordinary shares of the SPAC (collectively, the “Subscribed Securities”).

Closing of the Business Combination

On December 9, 2025 (the “Closing Date”), the parties consummated the transactions contemplated by the Business Combination Agreement. Pursuant to the agreement, Surviving PubCo issued an aggregate of 18,000,000 shares of Surviving PubCo’s common stock, valued at $10 per share, to the shareholders of the Company in exchange for their equity interests. Upon the close of the Business Combination, the total amounts outstanding under the three Promissory Notes were eliminated against the SPAC’s promissory note payable balance.